SIXTH AMENDMENT TO THE
INTERFACE, INC. NONQUALIFIED SAVINGS PLAN II
(as amended and restated effective January 1, 2009)

THIS AMENDMENT to the Interface, Inc. Nonqualified Savings Plan II (the “Plan”) is made by the Administrative Committee of the Plan (the “Administrative Committee”).

WITNESSETH:

WHEREAS, Interface, Inc. (the “Company”) maintains the Plan for the benefit of its eligible key management and highly compensated employees; and

WHEREAS, Section 9.1 of the Plan provides that the Administrative Committee has the right to amend the Plan at any time; and

WHEREAS, due to current economic conditions, the Company desires to amend the Plan to cease matching contributions with respect to compensation and deferrals after May 1, 2020;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May 1, 2020:

1.Section 3.3 is amended to read as follows:
3.3    Matching Contributions.
(a)    Amount. The Administrative Committee shall credit to each Participant’s Account, for the Plan Year beginning January 1, 2020, a Matching Contribution equal to the difference between:
(i)    50% multiplied by the lesser of (A) the sum of the maximum amount of deferrals that the Participant could have made to the Savings and Investment Plan with respect to compensation payable from January 1, 2020, through May 1, 2020, inclusive (the “2020 Match Period”), plus the Participant’s deferrals to the Plan for the 2020 Match Period, or (B) 6% of the Participant’s Compensation payable during the 2020 Match Period; and
(ii)    The amount of matching contributions that would have been made to the Participant’s account under the Savings and Investment Plan for the 2020 Match Period, assuming the Participant deferred the maximum amount permitted under the Savings and Investment Plan during the 2020 Match Period.
No further Matching Contributions will be made under the Plan following the 2020 Match Period.
(b)    Time of Crediting. A Participant’s matching contributions for a Plan Year will be credited to his Account as of the earlier of (i) the date a Participant’s employment with the Controlling Company and all other members of the Controlled Group terminates during that Plan Year, or (ii) the first day of the immediately following Plan Year (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time).
2.Except as specified herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE
/s/ David B. Foshee, V.P., Interface, Inc.
March 30, 2020

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